Exhibit 99.1

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions
KAYDON CORPORATION REPORTS THIRD QUARTER RESULTS
Ann Arbor, Michigan — October 29, 2009
     Kaydon Corporation (NYSE: KDN) today announced its results for the third fiscal quarter ended October 3, 2009.
Third Quarter Results
     Sales in the third fiscal quarter of 2009 were $123.6 million, compared to $126.8 million in the third quarter of 2008. Wind energy sales in the third quarter of 2009 were $41.0 million, an increase of $19.4 million compared to the third quarter of 2008. The 90 percent increase in wind energy sales offset much of the sales declines in our other end markets in the third quarter of 2009 as compared to the prior third quarter.
     Operating income was $24.6 million in the third quarter of 2009, compared to $24.8 million in the third quarter of 2008. EBITDA, a non-GAAP measure and as defined by the Company, was $32.1 million, or 25.9 percent of sales, during the third quarter of 2009, compared to $31.8 million, or 25.1 percent of sales, during the third quarter of 2008. Both operating income and EBITDA in the 2009 period include a pre-tax gain of $5.4 million associated with changes to certain benefit plans as described below. Readers should refer to the attached Reconciliation of Non-GAAP Measures exhibit for the calculation of EBITDA and the reconciliation of EBITDA to the most comparable GAAP measure.
     The Company recently initiated several changes to its postretirement employment benefits which will benefit future cash flow and earnings. The curtailment of these benefits has resulted in a pre-tax gain of $5.4 million, or $.10 per share on a diluted basis, in the third quarter of 2009.
     Comparisons are also impacted by significantly reduced interest income due to negligible market rates available for cash balances as management continues to prioritize preservation of capital over short term returns. Interest income in the third quarter of 2009 was $0.2 million, compared to $1.5 million in the third quarter of 2008, which resulted in a year-over-year reduction of approximately $.03 per share on a diluted basis.
     Net income was $16.1 million in the third quarter of 2009, or $.48 per share on a diluted basis, compared to net income of $16.3 million in the third quarter of 2008, or $.50 per share on a diluted basis. Third quarter 2008 results have been adjusted to reflect the required retrospective application of a new accounting standard related to earnings per share effective January 1, 2009. This new standard required retrospective application to prior periods and the required adjustment reduced previously reported third quarter 2008 basic earnings per share by $.01 and had no effect on diluted earnings per share.
     Backlog was $250.1 million at October 3, 2009 compared to $242.8 million at July 4, 2009, the end of the second fiscal quarter of 2009, and $354.5 million at September 27, 2008. Wind energy backlog was $129.6 million at October 3, 2009 compared to $124.1 million at July 4, 2009 and $181.6 million at September 27, 2008.
Management Commentary
     James O’ Leary, Chairman and Chief Executive Officer commented, “We are pleased with our execution in an extremely difficult operating environment. The cost reduction and containment measures initiated early and aggressively in this downturn, together with a solid performance from our wind energy business, yielded results that are relatively stronger than those experienced earlier this year. We are especially pleased with our cash flow performance, which reflected both these measures and our disciplined approach to managing capital expenditures during this challenging period.
     “Overall, our industrial end markets appear to have stabilized at the relatively low levels noted in our previous quarter. Certain markets, notably wind energy and medical, were stronger as they benefited from strategic positioning and the capital investments made in prior periods. Also noteworthy, our military end market, while below prior year’s level due to the timing of certain program releases, was solid sequentially and the current quarter saw higher orders and shipments of military vehicle products.
     “While the current quarter showed sequential strength in our wind energy, medical, and military markets, it is important to note that their longer term outlooks will be heavily influenced by governmental policy issues including clear, long term support for renewable energy initiatives and funding for military spending. That said, we are pleased with our position in these markets given the current environment.
     “The aggressive, proactive cost reduction and containment measures initiated by our leadership team, coupled with the underlying strength of our businesses, should allow us to exit this downturn in better shape than when we entered it. We continue to seek opportunities across the Company to improve our structural cost base in the event that business does not improve from the current level in the intermediate term.
     “The strength of our balance sheet and the cash generating ability of our businesses will allow us to fund important initiatives and take advantage of opportunities that may arise over time. The recent increase in our dividend reflects the confidence of our management team and our Board in the fundamental strengths of our Company.”

Segment Review
     Friction control product sales in the third quarter of 2009 were $87.1 million, compared to $79.3 million in the third quarter of 2008. Sales to the wind energy and medical markets exceeded prior year’s levels offsetting declines in our industrial markets. Our industrial end markets have presently settled at the relatively low levels noted in our prior quarter. While certain markets, such as medical and semiconductor, have shown some signs of strengthening, our higher margin, industrial machinery businesses remain depressed, although no longer worsening.
     Wind energy sales in the third quarter of 2009 were $41.0 million, an increase of $19.4 million compared to the third quarter of 2008. Wind energy sales for the first three quarters of 2009 were $81.7 million, an increase of 45 percent compared to the first three quarters of 2008. During the recent quarter, there was a discernable improvement in trade credit conditions which benefitted shipments during the period as availability of letters of credit improved significantly.
     Third quarter 2009 friction control products operating income was $15.4 million, compared to $16.4 million in the third quarter of 2008. The decline in operating income was primarily attributable to unfavorable mix, higher depreciation, and higher pension costs.
     Velocity control product sales in the third quarter of 2009 were $12.2 million, compared to $17.1 million in the third quarter of 2008, due principally to reduced demand related to the general economic decline in both Europe and North America. Third quarter 2009 velocity control products operating income was $2.1 million, compared to $4.5 million in the third quarter of 2008 due principally to lower volume.
     Sealing product sales in the third quarter of 2009 were $8.8 million, compared to $10.8 million in the third quarter of 2008, due to lower demand stemming from the general economic decline. Third quarter 2009 sealing products operating income was $0.8 million, compared to $1.0 million in the third quarter of 2008 due principally to lower volume.
     Sales from the Company’s remaining businesses in the third quarter of 2009 were $15.5 million, compared to $19.7 million in the third quarter of 2008 resulting from lower demand related to the general economic decline. Third quarter 2009 other business operating income was $1.4 million, compared to $1.8 million in the third quarter of 2008, due principally to lower volume.
Financial Position and Free Cash Flow
     Free cash flow, a non-GAAP measure defined by the Company as net cash from operating activities less capital expenditures, net of dispositions, was $40.5 million in the third quarter of 2009 compared to $7.8 million during the third quarter of 2008. Readers should refer to the attached Reconciliation of Non-GAAP Measures exhibit for the calculation of free cash flow and the reconciliation of free cash flow to the most comparable GAAP measure.

     During the third quarter of 2009, the Company reduced inventory levels relative to the prior quarter by approximately $19.7 million. In addition, capital expenditures, net of dispositions declined significantly from the prior year’s level as the Company completed its expansion plan in wind energy and responded to current business conditions.
     On July 6, 2009, the Company paid common stock dividends of $.17 per share or $5.7 million. The Company’s third quarter dividend, paid on October 5, 2009, was at a rate of $.18 per share, an increase of 5.9 percent from the previous $.17 per share.
     The Company had unrestricted cash totaling $247.8 million, $295.1 million in committed available credit and no debt outstanding as of October 3, 2009.
About Kaydon
     Kaydon Corporation is a leading designer and manufacturer of custom-engineered, performance-critical products, supplying a broad and diverse group of alternative-energy, industrial, aerospace, medical and electronic equipment, and aftermarket customers.
     Conference call information: At 8:30 a.m. Eastern time today, Kaydon will host a third quarter 2009 earnings conference call. The conference call can be accessed telephonically in a listen-only mode by dialing 1-888-218-8176 and providing the following passcode number: 800500. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call.
     Alternatively, interested parties are invited to listen to the conference call on the Internet at:
http://webcast.premiereglobal.com/view/wl/r.htm?e=168605&s=1&k=D580923F67D44E8A915C3888BE9A756E
or by logging on to the Kaydon Corporation website at: http://www.kaydon.com and accessing the conference call at the “Third Quarter 2009 Conference Call” icon.
     To accommodate those that are unable to listen at the scheduled start time, a replay of the conference call will be available telephonically beginning at 11:30 a.m. Eastern time today through November 5, 2009 at 11:59 p.m. Eastern time. The replay is accessible by dialing 1-888-203-1112 and providing the following passcode number: 4558850.
     Additionally, interested parties can access an archive of the conference call on the Kaydon Corporation website at http://www.kaydon.com.
# # #
     This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as

“believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “should,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding pending litigation, general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectation about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.
     In addition, the Company or persons acting on its behalf may from time to time publish or communicate other items that could also be construed to be forward-looking statements. Statements of this sort are or will be based on the Company’s estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Kaydon does not undertake any responsibility to update its forward-looking statements or risk factors to reflect future events or circumstances except to the extent required by applicable law.
     Certain non-GAAP measures are presented in this press release. These measures should be viewed as supplemental data, rather than as substitutes or alternatives to the most comparable GAAP measures.

Contact:	James O’Leary	READ IT ON THE WEB
	Chairman and Chief Executive Officer	http://www.kaydon.com
(734) 747-7025 ext. 2025

Peter C. DeChants
Senior Vice President and Chief Financial Officer
(734) 680-2009

KAYDON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Third Quarter Ended		First Three Quarters Ended
		As adjusted (1)		As adjusted (1)
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
Net sales	$123,637,000	$126,803,000	$332,290,000	$389,992,000
Cost of sales	85,590,000	82,270,000	226,113,000	243,969,000

Gross profit	38,047,000	44,533,000	106,177,000	146,023,000
Selling, general, and administrative expenses	13,418,000	19,754,000	52,800,000	62,942,000

Operating income	24,629,000	24,779,000	53,377,000	83,081,000
Interest expense	(62,000)	(1,393,000)	(185,000)	(9,302,000)
Interest income	190,000	1,520,000	429,000	5,198,000

Income before income taxes	24,757,000	24,906,000	53,621,000	78,977,000
Provision for income taxes	8,690,000	8,571,000	19,071,000	27,691,000

Net income	$16,067,000	$16,335,000	$34,550,000	$51,286,000

Earnings per share:
Basic	$0.48	$0.54	$1.03	$1.80

Diluted	$0.48	$0.50	$1.03	$1.65

Dividends declared per share	$0.18	$0.17	$0.52	$0.47

(1)	Results for the Third Quarter and First Three Quarters Ended September 27, 2008 have been adjusted, as required, for the retrospective application of new Financial Accounting Standards Board guidance on debt and earnings per share.

KAYDON CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	October 3,	December 31,
	2009	2008
Assets:
Cash and cash equivalents	$247,841,000	$232,998,000
Accounts receivable, net	75,907,000	78,918,000
Inventories, net	95,070,000	97,748,000
Other current assets	15,256,000	18,395,000

Total current assets	434,074,000	428,059,000

Property, plant and equipment, net	178,101,000	185,642,000

Goodwill, net	143,868,000	142,424,000
Other intangible assets, net	22,584,000	25,746,000
Other assets	1,602,000	7,911,000

Total assets	$780,229,000	$789,782,000

Liabilities and Shareholders’ Equity:

Accounts payable	$21,380,000	$35,080,000
Accrued expenses	30,512,000	27,682,000

Total current liabilities	51,892,000	62,762,000

Long-term liabilities	39,864,000	54,390,000

Shareholders’ equity	688,473,000	672,630,000

Total liabilities and shareholders’ equity	$780,229,000	$789,782,000

KAYDON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Third Quarter Ended		First Three Quarters Ended
				As adjusted (1)
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$16,067,000	$16,335,000	$34,550,000	$51,286,000
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,060,000	4,240,000	14,635,000	11,844,000
Amortization of intangible assets	1,071,000	1,366,000	3,211,000	4,097,000
Amortization of stock awards	1,034,000	1,126,000	3,104,000	3,353,000
Stock option compensation expense	289,000	311,000	981,000	901,000
Excess tax benefits from stock-based compensation	18,000	(262,000)	61,000	(179,000)
Deferred financing fees	62,000	62,000	186,000	728,000
Net change in receivables, inventories and trade payables	11,025,000	869,000	(6,744,000)	(30,261,000)
Contributions to qualified pension plans	—	—	(14,846,000)	—
Net change in other assets and liabilities	6,721,000	(281,000)	8,989,000	7,929,000

Net cash from operating activities	41,347,000	23,766,000	44,127,000	49,698,000

Cash flows from investing activities:
Capital expenditures	(1,886,000)	(16,033,000)	(9,585,000)	(45,949,000)
Dispositions of property, plant and equipment	1,076,000	91,000	1,186,000	99,000
Proceeds from sales of investments	2,170,000	3,392,000	4,063,000	63,408,000
Acquisition of business, net of cash received	—	—	—	489,000

Net cash from (used in) investing activities	1,360,000	(12,550,000)	(4,336,000)	18,047,000

Cash flows from financing activities:
Cash dividends paid	(5,707,000)	(4,148,000)	(17,164,000)	(12,485,000)
Purchase of treasury stock	—	(9,755,000)	(8,871,000)	(21,837,000)
Excess tax benefits from stock-based compensation	(18,000)	262,000	(61,000)	179,000
Proceeds from exercise of stock options	24,000	79,000	24,000	242,000

Net cash used in financing activities	(5,701,000)	(13,562,000)	(26,072,000)	(33,901,000)

Effect of exchange rate changes on cash and cash equivalents	168,000	(3,426,000)	1,124,000	(1,106,000)

Net increase (decrease) in cash and cash equivalents	37,174,000	(5,772,000)	14,843,000	32,738,000

Cash and cash equivalents — Beginning of period	210,667,000	268,503,000	232,998,000	229,993,000

Cash and cash equivalents — End of period	$247,841,000	$262,731,000	$247,841,000	$262,731,000

(1)	Results for the First Three Quarters Ended September 27, 2008 have been adjusted, as required, for the retrospective application of new Financial Accounting Standards Board guidance on debt.

KAYDON CORPORATION
EARNINGS PER SHARE

	Third Quarter Ended		First Three Quarters Ended
		As adjusted (1)		As adjusted (1)
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
Earnings per share — Basic

Net income	$16,067,000	$16,335,000	$34,550,000	$51,286,000

Less: Net earnings allocated to participating securities — Basic	(174,000)	(218,000)	(395,000)	(767,000)

Income available to common shareholders — Basic	$15,893,000	$16,117,000	$34,155,000	$50,519,000

Weighted average common shares outstanding — Basic	33,226,000	29,679,000	33,258,000	28,118,000

Earnings per share — Basic	$0.48	$0.54	$1.03	$1.80

Earnings per share — Diluted

Net income	$16,067,000	$16,335,000	$34,550,000	$51,286,000

Less: Net earnings allocated to participating securities — Diluted	(174,000)	(210,000)	(395,000)	(742,000)
Plus: Interest and debt issuance costs amortization related to Contingent Convertible Notes, net of tax	—	852,000	—	5,833,000

Income available to common shareholders — Diluted	$15,893,000	$16,977,000	$34,155,000	$56,377,000

Weighted average common shares outstanding — Diluted

Weighted average common shares outstanding — Basic	33,226,000	29,679,000	33,258,000	28,118,000
Potential dilutive shares resulting from stock options	19,000	57,000	15,000	46,000
Dilutive shares resulting from Contingent Convertible Notes	—	4,255,000	—	5,979,000

Weighted average common shares outstanding — Diluted	33,245,000	33,991,000	33,273,000	34,143,000

Earnings per share — Diluted	$0.48	$0.50	$1.03	$1.65

(1)	Results for the Third Quarter and First Three Quarters Ended September 27, 2008 have been adjusted, as required, for the retrospective application of new Financial Accounting Standards Board guidance on earnings per share.

KAYDON CORPORATION
REPORTABLE SEGMENT INFORMATION
(Amounts in thousands)

	Third Quarter Ended		First Three Quarters Ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
Net sales
Friction Control Products	$87,076	$79,255	$223,491	$240,159
Velocity Control Products	12,202	17,114	34,602	55,832
Sealing Products	8,835	10,782	28,998	34,007
Other	15,524	19,652	45,199	59,994

Total consolidated net sales	$123,637	$126,803	$332,290	$389,992

	Third Quarter Ended		First Three Quarters Ended
				As adjusted (1)
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008
Operating income
Friction Control Products	$15,392	$16,431	$37,633	$56,130
Velocity Control Products	2,124	4,516	5,191	16,197
Sealing Products	845	990	2,209	4,031
Other	1,383	1,849	3,258	7,309

Total segment operating income	19,744	23,786	48,291	83,667
Items not allocated to segment operating income	4,885	993	5,086	(586)
Interest expense	(62)	(1,393)	(185)	(9,302)
Interest income	190	1,520	429	5,198

Income before income taxes	$24,757	$24,906	$53,621	$78,977

(1)	Results for the First Three Quarters Ended September 27, 2008 have been adjusted, as required, for the retrospective application of new Financial Accounting Standards Board guidance on debt. The state income tax provision is no longer included in segment operating income and amounts in the third quarter and first three quarters of 2008 have been reclassified to conform to this presentation.

KAYDON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(Amounts in thousands)

	Third Quarter Ended		First Three Quarters Ended		LTM
	October 3,	September 27,	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008	2009	2008
Free cash flow, as defined (non-GAAP)
Net cash from operating activities (GAAP)	$41,347	$23,766	$44,127	$49,698	$52,329	$76,595
Capital expenditures, net of dispositions	(810)	(15,942)	(8,399)	(45,850)	(22,059)	(62,922)

Free cash flow, as defined (non-GAAP)	$40,537	$7,824	$35,728	$3,848	$30,270	$13,673

Kaydon’s management believes free cash flow, as defined above and a non-GAAP measure, is an important indicator of the Company’s ability to generate excess cash above levels required for capital investment to support future growth. However, it should be viewed as supplemental data, rather than as a substitute or alternative to the comparable GAAP measure.

	Third Quarter Ended		First Three Quarters Ended		LTM
				As adjusted (1)		As adjusted (1)
	October 3,	September 27,	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008	2009	2008
EBITDA, as defined (non-GAAP)
Net income (GAAP)	$16,067	$16,335	$34,550	$51,286	$48,327	$72,707
Net interest (income)/expense	(128)	(127)	(244)	4,104	155	4,591
Provision for income taxes	8,690	8,571	19,071	27,691	27,325	37,950
Depreciation and amortization of intangible assets	6,131	5,606	17,846	15,941	23,550	20,118
Stock-based compensation expense (2)	1,323	1,437	4,085	4,254	5,558	5,778

EBITDA, as defined (non-GAAP)	$32,083	$31,822	$75,308	$103,276	$104,915	$141,144

(1)	Results have been adjusted, as required, for the retrospective application of new Financial Accounting Standards Board guidance on debt.

(2)	Includes non-cash stock amortization expense and non-cash stock option expense.
Kaydon’s management believes EBITDA, as defined above and a non-GAAP measure, is a determinant of the Company’s capacity to incur additional senior capital to enhance future profit growth and cash flow growth. In addition, EBITDA is widely used by financial analysts and investors, and is utilized in measuring compliance with financial covenants in the Company’s credit agreement. Also, EBITDA is the metric used to determine payments under the Company’s annual incentive compensation program for senior managers. However, EBITDA, as defined, should be viewed as supplemental data, rather than as a substitute or alternative to the comparable GAAP measure.